Exhibit 10.1

ARGO BLOCKCHAIN PLC

2018 EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.

1.1           General Purpose. The name of this plan is the Argo Blockchain PLC 2018 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to: (a) enable Argo Blockchain PLC, incorporated in England and Wales under the company number 11097258 (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the security holders of the Company; and (c) promote the success of the Company’s business.

1.2           Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3           Available Awards. Awards that may be granted under the Plan are Stock Options.

2.	Definitions.

“Acting in Concert” has the meaning given to it in the United Kingdom City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers.

“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 - Prospectus Exemptions, as amended from time to time.

“Applicable Laws” means the applicable laws and regulations and the requirements or policies of any governmental or regulatory authority, securities commission or stock exchange having authority over the Company or the Plan.

“Applicable Withholding Taxes” means any and all taxes and other source deductions or other amounts that an Employer Company or other Company Group entity is required by law to withhold from any amounts to be paid or credited hereunder. Applicable Withholding Taxes will be denominated in the currency in which the Award is denominated.

“Award” means any Stock Option granted under the Plan.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan that may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement will be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Business Day” means any day on which the London Stock Exchange is open for business.

“Cause” means:

With respect to any Participant, unless the applicable Award Agreement states otherwise:

(a)            if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b)            if no such agreement exists, or if such agreement does not define Cause, any act or omission that would entitle the Company to terminate the Participant’s employment or service agreement without notice or compensation under the common law for just cause, including, without in any way limiting its meaning under the common law: (i) the indictment for or conviction of an indictable offence or any summary offence involving material dishonesty or moral turpitude; (ii) material fiduciary breach with respect to the Company or an Affiliate; (iii) fraud, embezzlement or similar conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iv) gross negligence or willful misconduct with respect to the Company or an Affiliate; (v) material violation of Applicable Laws; or (vi) the willful failure of the Participant to properly carry out his or her duties on behalf of the Company or to act in accordance with the reasonable direction of the Company.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a)            gross misconduct or neglect;

(b)            willful conversion of corporate funds;

(c)            false or fraudulent misrepresentation inducing the director’s appointment; or

(d)            repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, will determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means, unless otherwise defined in the Participant’s employment or service agreement or in the applicable Award Agreement, the sale of any of the Ordinary Shares (in one transaction or a series of transactions) that will result in the Offeror of those Ordinary Shares and persons Acting in Concert with them together acquiring Control of the Company, except where the Offeror is a company and the shareholders of that company and the proportion of shares in that company held by each of them following completion of the sale are substantially the same as the shareholders and their shareholdings in the Company immediately before the sale.

“Closed Period” has the same meaning as in the Market Abuse Regulation.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4; provided, however, if such a committee does not exist, all references in the Plan to “Committee” will at such time be in reference to the Board.

“Company” means Argo Blockchain PLC, and any successor thereto.

“Company Group” means the Company and its subsidiaries and Affiliates.

“Control” has the meaning given in section 719 of the United Kingdom Income Tax (Earnings and Pensions) Act 2003.

“Consultant” means any individual or entity that performs bona fide services to the Company or an Affiliate, other than as an Employee or Director.

“Continuing Entity” has the meaning ascribed thereto in Section 12.2.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, will be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision will be final, conclusive and binding.

“Control Period” means the period commencing on the date of the Change in Control and ending 180 days after the date of the Change in Control.

“Dealing Day” a day on which the London Stock Exchange is open for business.

“Dilutive Shares” means on any date, all shares of the Company which:

(a)            have been issued, or transferred out of treasury, on the exercise of options granted, or in satisfaction of any other awards made, under any Share Incentive Scheme (including the Plan) during the shorter of:

(i)            the ten years ending on (and including) that date; and

(ii)           the period since one month before such shares were first admitted to the Official List maintained by the United Kingdom Listing Authority; and

(b)            remain capable of issue, or transfer out of treasury, under any Existing Award.

“Director” means a member of the Board.

“Disability” means, unless an employment agreement or the applicable Award Agreement says otherwise, that the Participant:

(a)            is to a substantial degree unable, due to illness, disease, affliction, mental or physical disability or similar cause, to fulfill his or her obligations as an officer, consultant or employee of the Employer Company either for any consecutive 12-month period or for any period of 18 months (whether or not consecutive) in any consecutive 24-month period; or

(b)            is declared by a court of competent jurisdiction to be mentally incompetent or incapable of managing his or her affairs. The determination of whether an individual has a Disability will be determined under procedures established by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Effective Date” will mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an officer or Director, employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate will not be sufficient to constitute “employment” by the Company or an Affiliate.

“Employer Company” means the Company Group entity which employs or employed the Optionholder or engages the services of the Director or Consultant as applicable.

“Exchange” means the London Stock Exchange’s main market for listed securities.

“Existing Award” means an option or any other right or award under which shares in the Company may be acquired or received, granted under any Share Incentive Scheme (including the Plan).

“Expiry Date” has the meaning ascribed thereto in Section 6.1.

“Fair Market Value” means whichever of the following applies

(a)            For the purposes of determining on any Grant Date on which Ordinary Shares are listed on the London Stock Exchange the Option Exercise Price of an Award, the average of the middle market quotations for an Ordinary Share for the three immediately preceding Dealing Days (but excluding any Dealing Days that fall in a Closed Period).

(b)            If Fair Market Value has to be determined in relation to any day on which Ordinary Shares are not listed on the London Stock Exchange, the Committee Board shall determine it to its satisfaction in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a)            If a Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)            If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than 50 kilometres.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“ITA” means the Income Tax Act (Canada), including the regulations promulgated thereunder, as amended from time to time.

“Leave of Absence” means any period during which, pursuant to the prior written approval of the Participant’s Employer Company or by reason of Disability, the Participant is considered to be on an approved leave of absence or on Disability and does not provide any services to his or her Employer Company or any other entity in the Company Group.

“Market Abuse Regulation” means Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse.

“Normal Vesting Date” means the earliest date on which the Option may be exercised, unless an earlier event occurs to cause the Option to lapse or become exercisable. This date may not be:

(a)            earlier than the Performance Measurement Date (if a Performance Condition has been set); or

(b)            later than the tenth anniversary of the Grant Date.

For the avoidance of doubt, an Option may have more than one Normal Vesting Date.

“Notice of Exercise” means a notice in the form that the Board will approve.

“Offeror” means the person who acquires control of the Company under a Change of Control.

“Option” means a Stock Option granted to a Participant pursuant to the Plan.

“Option Exercise Price” means the price at which an Ordinary Share may be purchased upon the exercise of an Option.

“Optionholder” means a Participant to whom an Option is granted pursuant to the Plan or, if applicable, such other Person who holds an outstanding Option.

“Ordinary Share” means an ordinary share in the capital of the Company, or such other security of the Company as may be designated by the Committee from time to time in substitution thereof.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other Person who holds an outstanding Award.

“Performance Condition” means a condition that:

(a)            must be satisfied before an Option may be exercised;

(b)            is linked to the achievement of challenging performance over a period that has the intention of enhancing shareholder value; and

(c)            is specified in the Award Agreement.

“Performance Measurement Date” means the earliest date on which it is possible for the Committee to determine that any Performance Condition has been satisfied.

“Permitted Reorganization” means a reorganization of the Company Group in circumstances where the shareholdings or ultimate ownership remains substantially the same upon the completion of the reorganization.

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, agency and, where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Plan” means this Argo Blockchain PLC 2018 Equity Incentive Plan, as amended and restated from time to time.

“Retirement” or “Retire” means, unless otherwise defined in the Participant’s employment agreement, executive agreement, service agreement or in the applicable Award Agreement, the normal retirement age of the Participant pursuant to the applicable benefit plans and regulations of the jurisdiction of his or her employment, office or consultancy or such earlier retirement age, with consent of the Employer Company.

“Salary” means in relation to an Employee at any time means the rate of basic annual salary payable to that Employee by the Company Group.

“Share Incentive Scheme” means any arrangement to provide Employees, Directors or Consultants with Ordinary Shares.

“Stock Option” means an Option that is designated by the Committee as a stock option that meets the requirements set out in the Plan.

“Subsidiary” means any entity that is a “subsidiary” for the purposes of National Instrument 45-106 - Prospectus Exemptions, as amended from time to time.

“Substitute Award” has the meaning set forth in Section [*].

“Substitution Event” means a Change in Control pursuant to which the Ordinary Shares are converted into, or exchanged for, other property, whether in the form of securities of another Person, cash or otherwise.

3.	Administration.

3.1           Authority of Committee. The Plan will be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee will have the authority:

(a)            to construe and interpret the Plan and apply its provisions;

(b)            to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)            to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)            to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(e)            from time to time to select, subject to the limitations set forth in this Plan, to determine those Participants to whom Awards will be granted;

(f)             to determine the number of Ordinary Shares to be made subject to each Award;

(g)            to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(h)            to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award.

(i)             to determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(j)             to make decisions with respect to outstanding Awards that may become necessary upon a change in control or an event that triggers anti-dilution adjustments;

(k)            to interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;

(l)             subject to applicable law, to delegate to any Director or Employee such duties and powers relating to the Plan as it may see fit;

(m)           to seek recommendations from the Chairman or from the Chief Executive Officer of the Company;

(n)           to appoint or engage a trustee, custodian or administrator to administer or implement the Plan; and

(o)           to exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, security holder approval will be required before the repricing is effective.

3.2           Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan will be conclusive and binding on the Company and the Participants.

3.3           Delegation. The Committee or, if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. The Committee will have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee will thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee will act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members, and minutes will be kept of all of its meetings and copies thereof will be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4           Committee Composition. Except as otherwise determined by the Board, the Committee will consist solely of two or more non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not non-Employee Directors the authority to grant Awards to eligible persons. Nothing herein will create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more non-Employee Directors.

3.5           Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee will be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding, or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval will not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner that such person reasonably believed to be in the best interests of the Company or, in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee will, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Overall Grant Limits.

4.1           The Company may not grant an Award if that grant would result in the total number of Dilutive Shares exceeding 10% of the issued share capital of the Company.

5.	Eligibility.

5.1           Eligibility for Specific Awards. Awards may be granted to Employees, Consultants and Directors.

5.2           Individual Grant Limits. The grant of Awards under the Plan is subject to the following limitations:

(a)            Except where Section (b) below applies, the Company may not grant an Award to any Employee, Consultant or Director if that grant would result in the aggregate Fair Market Value of Ordinary Shares subject to Awards made to that Employee, Consultant or Director in that Year exceeding 200% of that person’s Salary or annual fee income payable to that person by the Company Group as at the proposed Grant Date.

For the purposes of this clause (a), the Fair Market Value of an Award shall be measured as at its Grant Date.

(b)            If the Committee considers that the circumstances of the proposed Award are exceptional, Section (a) above shall not apply.

6.             Option Provisions. Each Option granted under the Plan will be evidenced by an Award Agreement. Each Option so granted will be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1           Term. No Stock Option will be exercisable after the expiration of ten years from the Grant Date or such shorter period as set out in the Optionholder’s Option Agreement (the “Expiry Date”), at which time such Option will expire. Notwithstanding any other provision of this Plan, each Option that would expire during or within ten Business Days immediately following a Closed Period will expire on the date that is ten Business Days immediately following the end of the Closed Period.

6.2           Exercise Price of a Stock Option. The Option Exercise Price of each Stock Option will be fixed by the Committee on the Grant Date, subject to all applicable regulatory requirements. The Option Exercise Price will be stated and payable in UK Pounds Stirling.

6.3           Manner of Exercise. A vested Option or any portion thereof may be exercised by the Optionholder delivering to the Company a Notice of Exercise signed by the Optionholder or his or her legal personal representative, accompanied by payment in full of the aggregate Option Exercise Price and any Applicable Withholding Taxes in respect of the Option or portion thereof being exercised, payable, to the extent permitted by Applicable Laws, either:

(a)            in cash or by certified cheque, bank draft or money order payable to the Company or by such other means as might be specified from time to time by the Committee; or

(b)            in the discretion of the Committee, upon such terms as the Committee will approve, pursuant to a broker-assisted cashless exercise, whereby the Optionholder will elect on the Notice of Exercise to receive:

(i)            an amount in cash equal to the cash proceeds realized upon the sale in the capital markets of the Ordinary Shares underlying the Option (or portion thereof being exercised) by a securities dealer designated by the Company, less the aggregate Exercise Price, any Applicable Withholding Taxes, and any transfer costs charged by the securities dealer to sell the Ordinary Shares;

(ii)           an aggregate number of Ordinary Shares that is equal to the number of Ordinary Shares underlying the Option (or portion thereof being exercised) minus the number of Ordinary Shares sold in the capital markets by a securities dealer designated by the Company as required to realize cash proceeds equal to the aggregate Exercise Price, any Applicable Withholding Taxes and any transfer costs charged by the securities dealer to sell the Ordinary Shares;

(iii)          a combination of (i) and (ii); or

(iv)          in any other form of legal consideration that may be acceptable to the Committee.

Subject to Section 7, upon receipt of payment in full, the number of Ordinary Shares in respect of which the Option is exercised will be duly issued to the Optionholder as fully paid and non-assessable, following which the Optionholder will have no further rights, title or interest with respect to such Option or portion thereof.

6.4            Surrender of Option. As an alternative to the exercise of an Option pursuant to Section 6.3, an Optionholder will be entitled, at his or her election, to surrender for cancellation, unexercised, any vested Option that is otherwise then exercisable and, in consideration for such surrender for cancellation, to receive a cash payment in an amount equal to the positive difference, if any, obtained by subtracting the aggregate Exercise Price of the surrendered Option from the then current Fair Market Value of the Ordinary Shares subject to the surrendered Option, less Applicable Withholding Taxes. The Committee has the sole discretion to consent to or disapprove of the election of the Optionholder to surrender any vested Option pursuant to this Section 6.4. If the Committee disapproves of the election, the Optionholder may: (a) exercise the Option under Section 6.3; or (b) retract the request to surrender such Option and retain the Option. If the Committee consents to the election, the Company will make the cash payment to the Optionholder in respect of the surrendered Option within 30 days. Any cash payment in accordance with this Section 6.4 will be payable in UK Pounds Stirling.

6.5            Vesting of Options. Each Option may, but need not, vest and, therefore, become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of an Ordinary Share. The Committee may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

7	Termination of Employment, Office or Service Agreement

7.1           If an Optionholder:

(a)            dies while an Employee, Director or Consultant; or

(b)            ceases to be an Employee, Director or Consultant (whether or not following notice and for whatever reason) before the end of any Normal Vesting Date the Option shall lapse immediately in respect of a number of Ordinary Shares. That number is calculated in accordance with the formula N x (X/Y) where:

(c)            N = the number of Ordinary Shares in relation to which the Option was originally granted, less any Ordinary Shares in respect of which it has already been exercised or has lapsed;

(d)            X = the number of days between the date of death or cessation and the end of the Normal Vesting Date; and

(e)            Y = the number of days between the Grant Date and the Normal Vesting Date.

7.2           If an Optionholder dies, personal representatives of a deceased Optionholder may exercise the Option over a number of Ordinary Shares during the period ending 12 months after the death. If the Option is not exercised, it will lapse at the end of that period. That number of Ordinary Shares shall be determined as follows:

(a)            if the Optionholder dies on or after the Normal Vesting Date, the number shall be equal to the number of Shares that the Optionholder could have acquired if the Option had been exercised immediately before the death;

(b)            if the Optionholder dies before the Normal Vesting Date, then the Committee, acting fairly and reasonably, shall;

(i)            take the number of Ordinary Shares that remain after part of the Option has lapsed under Section 7.1;

(ii)           apply a further reduction to reflect the extent to which the Performance Condition was not achieved at the date of death; and

(iii)          the Option shall lapse to that extent.

7.3           If an Optionholder ceases to be an Employee, a Director or a Consultant before any Normal Vesting Date due to any of the following reasons:

(a)            injury; or

(b)            ill health; or

(c)            Disability; or

(d)            Retirement; or

(e)            termination without Cause; or

(f)            the Optionholder’s Employer Company ceasing to be a Company Group entity; or

(g)            the transfer of the business that employs or engages the Optionholder to a person that is not a Company Group,

the remainder of the Option may be exercised (after the application of Section 7.1 and subject to achieving any Performance Condition) during the 90-day period beginning on the earlier of:

(a)            any Normal Vesting Date; and

(b)            the date on which the Option becomes exercisable under Section 12.

If the Option is not exercised, it will lapse at the end of that period.

7.4           If an Optionholder ceases to be an Employee, a Director or a Consultant before any Normal Vesting Date for any reason other than death and the reasons set out in Section 7.3, the Committee may in its absolute discretion permit the Optionholder to exercise the remainder of the Option (after the application of Section 7.1) during the 90-day period beginning on the earlier of:

(a)            the Normal Vesting Date; and

(b)            the date on which the Option becomes exercisable under Rule 12.

If the Option is not exercised, it will lapse at the end of that period.

Any decision by the Board to grant permission under this Section 7.4 shall be made in the 90-day period following the cessation of employment and if the Committee does not make such a decision within that period, the Option will lapse immediately and in accordance with Section 8.2(i).

7.5           If an Optionholder ceases to be an Employee, Director or Consultant on or after a Normal Vesting Date (or if there is no Normal Vesting Date) for any reason other than for Cause, the Option may be exercised during the 90-day period following the date of cessation.

7.6           The Committee may permit an Optionholder, who is dismissed for Cause on or after a Normal Vesting Date, to exercise the Option during the 90-day period following the date of dismissal. If the Committee does not make such a decision to permit the exercise within that period, the Option will lapse at the end of that period in accordance with Section 8.2(i).

7.7           The Committee shall notify the relevant Optionholder of any decision made under Section 7, including any decision not to permit the exercise of an Option, within a reasonable time after making it.

7.8           If the relevant Award Agreement specifies different Normal Vesting Dates for different parts of an Option, each part of that Option shall be treated as a separate Option for the purposes of Section 7.

7.9           An Optionholder shall not be regarded as ceasing to be an Employee, Director or Consultant until the Optionholder is no longer an employee, director or consultant of Company Group entity.

8.             Lapse of Options

8.1           An Optionholder may not transfer or assign, or have any charge or other security interest created over an Option (or any right arising under it). An Option shall lapse if the relevant Optionholder attempts to do any of those things. However, this Section 8.1 does not prevent the transmission of an Option to an Optionholder’s personal representatives on the death of the Optionholder.

8.2           An Option shall lapse on the earliest of the following:

(a)            any attempted action by the Optionholder falling within Section 8.1;

(b)            when the Committee decides to the extent that any Performance Condition has become wholly or partly incapable of being met;

(c)            any date on which the Option shall lapse, as specified in the Award Agreement;

(d)            to the extent required by Section 7.1, the date the Optionholder dies or ceases employment;

(e)            the first anniversary of the Optionholder’s death;

(f)             the end of the 90-day period, if Section 7.3 or Section 7.5 applies;

(g)            if the Committee decides under Section 7.4 or Section 7.6 that it will not permit the Optionholder to exercise the Option, the date the Committee so decides;

(h)            the end of the 90-day period during which exercise is permitted, if the Committee decides under Section 7.4 or Section 7.5 that it will permit the Optionholder to exercise the Option;

(i)             90 days after the Optionholder ceases to be an Employee, Director or Consultant, if the Committee makes no decision under Section 7.4 or Rule 7.6;

(j)             when the Optionholder becomes bankrupt under Part IX of the Insolvency Act 1986, applies for an interim order under Part VIII of the Insolvency Act 1986, proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, takes similar steps, or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act 1986.

9.             Compliance with Applicable Laws. The Company’s obligation to issue and deliver Ordinary Shares under any Award is subject to: (a) the completion of such qualification of such Ordinary Shares or obtaining approval of such regulatory authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (b) the admission of such Ordinary Shares to listing on any stock exchange on which such Ordinary Shares may then be listed; and (c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Ordinary Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction. The Company will take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Ordinary Shares in compliance with Applicable Laws and for the listing of such Ordinary Shares on any stock exchange on which such Ordinary Shares are then listed. Awards may not be granted with a Grant Date or effective date earlier than the date on which all actions required to grant the Awards have been completed.

10.           Miscellaneous.

10.1         Acceleration of Exercisability and Vesting. The Committee will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2         Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Ordinary Share certificate is issued, except as provided in Section 11 hereof.

10.3         No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate: (a) the employment of an Employee with or without notice and with or without Cause; or (b) the service of a Director pursuant to the Memorandum and Articles of Association of the Company or an Affiliate, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

10.4         Transfer; Leave of Absence. For purposes of the Plan, no termination of employment by an Employee will be deemed to result from either: (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) a Leave of Absence, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the Leave of Absence was granted or if the Committee otherwise so provides in writing.

10.5         Withholding Obligations. It is the responsibility of the Participant to complete and file any tax returns that may be required under Canadian or other applicable jurisdiction’s tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. Notwithstanding any other provision of this Plan, a Participant will be solely responsible for all Applicable Withholding Taxes resulting from his or her receipt of Ordinary Shares or other property pursuant to this Plan. In connection with the issuance of Ordinary Shares pursuant to this Plan, a Participant will, at the Participant’s discretion:

(a)            pay to the Company an amount as necessary so as to ensure that the Company is in compliance with the applicable provisions of any federal, provincial, local or other law relating to the Applicable Withholding Taxes in connection with such issuance;

(b)            authorize a securities dealer designated by the Company, on behalf of the Participant, to sell in the capital markets a portion of the Ordinary Shares issued hereunder to realize cash proceeds to be used to satisfy the Applicable Withholding Taxes; or

(c)            make other arrangements acceptable to the Company to fund the Applicable Withholding Taxes.

11.           Adjustments upon Changes in Capital. In the event of any stock dividend, stock split, combination or exchange of shares, merger, amalgamation, arrangement, consolidation, reclassification, spin-off or other distribution (other than normal cash dividends) of the Company’s assets to shareholders, or any other change in the capital of the Company affecting Ordinary Shares, the Board will make such proportionate adjustments, if any, as the Board in its discretion deems appropriate to reflect such change (for the purpose of preserving the value of the Awards), with respect to: (a) the maximum number of Ordinary Shares subject to all Awards stated in Section 4; (b) the maximum number of Ordinary Shares with respect to which any one person may be granted Awards during any period stated in Section 4; (c) the number or kind of shares or other securities subject to any outstanding Awards; and (d) the Exercise Price of any outstanding Options; provided, however, that no adjustment will obligate the Company to issue or sell fractional securities. Notwithstanding anything in this Plan to the contrary, all adjustments made pursuant to this Section 11 will be made in compliance with section 7(1.4)(c) of the ITA and subject to the rules of the Exchange, to the extent applicable. The Company will give each Participant notice of an adjustment hereunder and, upon notice, such adjustment will be conclusive and binding for all purposes.

12.           Effect of Change in Control.

12.1         Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control that is not a Substitution Event or Permitted Reorganization, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Options will become immediately exercisable with respect to 100% of the shares subject to such Options. To the extent practicable, any actions taken by the Committee under the immediately preceding sentence will occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control that is not a Substitution Event or Permitted Reorganization with respect to the Ordinary Shares subject to their Awards.

12.2         Substitution Event or a Permitted Reorganization. Upon the occurrence of a Substitution Event or a Permitted Reorganization, the surviving or acquiring entity (the “Continuing Entity”) will, to the extent commercially reasonable, take all necessary steps to continue the Plan and to continue the Awards granted hereunder or to substitute or replace similar options for the Options outstanding under the Plan on substantially the same terms and conditions as the Plan. For greater certainty, no consideration other than Continuing Entity options will be received and the excess of the aggregate fair market value of the securities of the Continuing Entity subject to the Continuing Entity options immediately after the substitution or replacement over the aggregate exercise price of such securities under the Continuing Entity options will not exceed the excess of the aggregate Fair Market Value of the Ordinary Shares subject to the outstanding Options immediately before such substitution or replacement over the aggregate Exercise Price of such Ordinary Shares. Any such adjustment, substitution or replacement in respect of options will, at all times, be made in compliance with the provisions of section 7(1.4) of the ITA.

In the event that:

(a)            the Continuing Entity does not (or, upon the occurrence of the Substitution Event or Permitted Reorganization, will not) comply with the provisions of this Section 12.2;

(b)            the Board determines, acting reasonably, that such substitution or replacement is not practicable;

(c)            the Board determines, acting reasonably, that such substitution or replacement would give rise to adverse tax results, under the ITA; or

(d)            the securities of the Continuing Entity are not (or, upon the occurrence of the Substitution Event or Permitted Reorganization, will not be) listed and posted for trading on a recognizable stock exchange, the outstanding Options will become fully vested and may be exercised or surrendered by the Participant at any time after the Participant receives written notice from the Board of such accelerated vesting and prior to the occurrence of the Substitution Event or Permitted Reorganization; provided, however, that such vesting, exercise or surrender will be, unless otherwise determined in advance by the Board, effective immediately prior to, and will be conditional on, the consummation of such Substitution Event or Permitted Reorganization. Any Options that have not been exercised or surrendered pursuant to this Section 12.2 will be forfeited and cancelled without compensation to the holder thereof upon the consummation of such Substitution Event or Permitted Reorganization.

12.3         The obligations of the Company under the Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

12.4         In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Ordinary Share received or to be received by other shareholders of the Company in the event. In the case of any Option with an exercise price that equals or exceeds the price paid for an Ordinary Share in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration for it.

13.           Amendment of the Plan and Awards.

13.1         Amendment of Plan and Awards. The Board at any time, and from time to time, may amend or suspend any provision of an Award or the Plan, or terminate the Plan, subject to those provisions of Applicable Laws (including, without limitation, the rules, regulations and policies of the Exchange), if any, that require the approval of security holders or any governmental or regulatory body regardless of whether any such amendment or suspension is material, fundamental or otherwise, and notwithstanding any rule of common law or equity to the contrary.

(a)            Without limiting the generality of the foregoing, the Board may make the following types of amendments to this Plan or any Awards without seeking security holder approval:

(i)            amendments of a “housekeeping” or administrative nature, including any amendment for the purpose of curing any ambiguity, error or omission in this Plan, or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan;

(ii)           amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Exchange);

(iii)          amendments necessary for Awards to qualify for favourable treatment under applicable tax laws;

(iv)          amendments to the vesting provisions of this Plan or any Award;

(v)           amendments to include or modify a cashless exercise feature, payable in cash or Ordinary Shares, which provides for a full deduction of the number of underlying Ordinary Shares from the Plan maximum;

(vi)          amendments to the termination or early termination provisions of this Plan or any Award, whether or not such Award is held by an insider, provided such amendment does not entail an extension beyond the original expiry date of the Award; and

(vii)         amendments necessary to suspend or terminate this Plan.

(b)            Security holder approval will be required for the following types of amendments:

(i)            any amendment to increase the maximum number of Ordinary Shares issuable under this Plan, other than pursuant to Section 11;

(ii)           any amendment to this Plan that increases the length of the period after a Closed Period during which Options may be exercised;

(iii)          any amendment that would result in the Exercise Price for any Option granted under this Plan being lower than the Fair Market Value at the Grant Date of the Option;

(iv)          any amendment that reduces the Exercise Price of an Option or permits the cancellation and reissuance of an Option or other entitlement, in each case, other than pursuant to Section 11, Section 12.1, or Section 12.2;

(v)           any amendment extending the term of an Option beyond the original Expiry Date, except as provided in Section 6.1;

(vi)          any amendment to the amendment provisions;

(vii)         any amendment that would allow for the transfer or assignment of Awards under this Plan, other than for normal estate settlement purposes; and

(viii)        amendments required to be approved by security holders under applicable law (including the rules, regulations and policies of the Exchange).

13.2         No Impairment of Rights. Except as expressly set forth herein or as required pursuant to Applicable Laws, no action of the Board or security holders may materially adversely alter or impair the rights of a Participant under any Award previously granted to the Participant unless: (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

14.           General Provisions.

14.1         Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2         Other Compensation Arrangements. Nothing contained in this Plan will prevent the Board from adopting other or additional compensation arrangements, subject to any required regulatory or security-holder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3         Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying Applicable Laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans will contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans will be deemed a part of the Plan, but each sub-plan will apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.4         Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Ordinary Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

14.5         Unfunded Plan. The Plan will be unfunded. Neither the Company, the Board nor the Committee will be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.6         Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 11.

14.7         Delivery. Upon exercise of a right granted under this Plan, the Company will issue Ordinary Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days will be considered a reasonable period of time.

14.8         No Fractional Shares. No fractional Ordinary Shares will be issued or delivered pursuant to the Plan. The Committee will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional Ordinary Shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.9         Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.10       Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, will be in a form reasonably prescribed by the Committee and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.11       Expenses. The costs of administering the Plan will be paid by the Company.

14.12       Severability. The invalidity or unenforceability of any provision of the Plan will not affect the validity or enforceability of any other provision and any invalid or unenforceable provision will be severed from the Plan.

14.13       Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.14       Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee will be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

14.15       Participant Information.

(a)            As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such Applicable Laws. Each Participant will provide the Company with all information (including personal information) required in order to administer the Plan (the “Participant Information”).

(b)            The Company may from time to time transfer or provide access to Participant Information to a third-party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing services to the Company in connection with the operation and administration of the Plan. The Company may also transfer and provide access to Participant Information to the Employer Company for purposes of preparing financial statements or other necessary reports and facilitating payment or reimbursement of Plan expenses. By participating in the Plan, each Participant acknowledges that Participant Information may be so provided and agrees and consents to its provision on the terms set forth herein. The Company will not disclose Participant Information except: (i) as contemplated above in this Section 14.15(b); (ii) in response to regulatory filings or other requirements for the information by a governmental authority or regulatory body; or (iii) for the purpose of complying with a subpoena, warrant or other order by a court, Person or body having jurisdiction over the Company to compel production of the information.

(c)            To the extent that the European Union General Data Protection Regulation ((EU) 2016/679) is applicable, for the purpose of operating the Plan, the Company will collect and process information relating to Optionholders in accordance with the privacy notice which is on the Company’s https://www.argomining.co/ website.

14.16       Priority of Agreements. In the event of any inconsistency or conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan will prevail. In the event of any inconsistency or conflict between the provisions of the Plan or any Award Agreement, on the one hand, and a Participant’s employment agreement, executive agreement or service agreement in each case with the Employer Company, on the other hand, the provisions of the employment agreement, executive agreement or service agreement will prevail.

15.           Effective Date of Plan. The Plan will become effective as of the Effective Date. This Plan applies to Awards granted hereunder on and after the Effective Date.

16.           Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Awards theretofore granted may extend beyond that date.

17.           Governing Law. The Plan will be governed by and construed in accordance with the laws of the Canada and the federal laws of Canada applicable therein.

As adopted by the Board of Directors of Argo Blockchain PLC on July 25, 2018.